SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         ------------------------------


                                   FORM 8-K/A


                         ------------------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     September 25, 1996
                                                  ------------------------------


                             INTEGRATED HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                      1-12306                 23-2428312
 ---------------------------       ---------            ------------------
(State or other jurisdiction      (Commission             (IRS Employer
      of corporation)             File Number)          Identification No.)

  10065 Red Run Boulevard, Owings Mills, Maryland                    21117
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:   (410) 998-8400
                                                    ----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On September 25, 1996 Integrated Health Services, Inc. ("the Company") acquired all the outstanding stock of Signature Home Care Group, Inc. ("Signature") headquartered in Irving, Texas. The total purchase price was $9.2 million, of which $4.7 million represents the issuance of 196,374 shares of the Company's common stock, with the remaining being paid with borrowings under the Company's revolving credit facility. The Company has agreed to use its best efforts to register the shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, within 90 days of the Closing.

         Signature is a full service home health care company with 22 branch locations in five states. Signature offers home nursing services, infusion services, respiratory therapy and home medical equipment in Arizona, Florida, Kansas, New Jersey and Texas, in addition to providing management services to home health providers.

Item 5.  Other Events

         On September 25, 1996, Integrated Health Services, Inc. ("the Company") acquired all of the outstanding capital stock of Signature Home Care, Inc. ("Signature"). All acquisitions completed by the Company between January 1, 1996 and September 24, 1996, were not significant either individually or in aggregate under Rule 3-05 of Regulation S-X. The Signature acquisition, however, qualified as significant as its pre-tax loss exceeded 10% of the Company's pre-tax loss for the year ended December 31, 1995. In addition, the Signature acquisition resulted in the aggregate impact of the individually insignificant businesses acquired in 1996 exceeding 20% of the Company's loss before income taxes for the year ended December 31, 1995. As a result, the audited financial statements of Signature Home Care, Inc., and the pro forma consolidated financial statements of the Company are included in Item 7 herein in compliance with Rule 3-05 and
Article 11 of Regulation S-X.

SYMPHONY PHARMACY SERVICES INC.

         On July 30, 1996, the Company sold its pharmacy division, Symphony Pharmacy Services, Inc. ("Symphony Pharmacy") to Capstone Pharmacy Services, Inc. ("Capstone"). Total sale price was $150 million, including $25 million in Capstone common stock. (See the Company's Current Report on Form 8-K dated July 30, 1996).

INTEGRATED LIVING COMMUNITIES, INC.

         On October 9, 1996, Integrated Living Communities, Inc. ("ILC"), a wholly-owned subsidiary of the Company which provides assisted living and related services, completed an initial public offering of ILC common stock. Following the offering, the Company continues to own approximately 37.3% of the outstanding ILC common stock. Total proceeds to the Company were approximately $17.8 million, including a $7.4 million loan repayment.

CENTURY HOME SERVICES, INC.

         On September 13, 1996, the Company purchased Century Home Services, Inc. ("Century"), a home health services company located in Murfreesboro, Tennessee. Total purchase price was approximately $2.4 million.

EDGEWATER HOME INFUSION SERVICES, INC.

         On August 19, 1996, the Company purchased Edgewater Home Infusion Services, Inc. ("Edgewater"), a home infusion company in Miami, Florida for approximately $8.0 million.

EXTENDICARE OF TENNESSEE, INC.

         On August 12, 1996, the Company purchased Extendicare of Tennessee, Inc. ("Exendicare"), a home health company located in Memphis, Tennessee for approximately $3.4 million.

J. R. REHAB ASSOCIATES, INC.

         On August 1, 1996, the Company  purchased J.R. Rehab  Associates,  Inc.
("J.R.   Rehab"),   an  inpatient  and  outpatient   rehabilitation   center  in
Mooresville, North Carolina for approximately $2.1 million.

HOSPICE OF THE GREAT LAKES, INC.

         On May 1, 1996, the Company purchased Hospice of the Great Lakes, Inc. ("Hospice of the Great Lakes"), a hospice company in North Brook, Illinois, for approximately $8.2 million representing the issuance of 304,822 share of the Company's common stock.

REHAB MANAGEMENT SYSTEMS, INC.

         On March 19, 1996, the Company acquired Rehab Management Systems, Inc. ("RMS"), a company that operates rehabilitation clinics in central Florida, for approximately $10.0 million, including $8.0 million representing the issuance of 385,542 shares of the Company's common stock.

VINTAGE HEALTH CARE CENTER

         On January 29, 1996, the Company purchased Vintage Health Care Center ("Vintage"), a skilled nursing and assisted living center in Denton, Texas for approximately $6.9 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Financial Statements of Businesses Acquired.

         The consolidated balance sheets of Signature Home Care, Inc. as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995, and the notes thereto, audited by Price Waterhouse LLP, independent auditors, are included herein.

         b.       Pro Forma Financial Information.

         The unaudited pro forma consolidated balance sheet and statement of operations of Integrated Health Services, Inc. reflecting the disposition of Symphony Pharmacy Services and a majority interest in ILC, and the acquisition of Signature, Century, Edgewater, Extendicare, J.R. Rehab, Hospice of the Great Lakes, RMS and Vintage as of September 30, 1996, and for the year ended December 31, 1995 and the nine months ended September 30, 1996, and the notes thereto are included herein.

         c.       Exhibits.

         23.01    Consent of Price Waterhouse LLP, Dallas, Texas.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Signature Home Care, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Signature Home Care, Inc. and its subsidiaries at December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP


Dallas, Texas
September 25, 1996

                   SIGNATURE HOME CARE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                 (IN THOUSANDS)


ASSETS
Current assets:
        Cash and cash equivalents.............................................................$              889
        Accounts receivable from lender.......................................................             1,113
        Trade accounts receivable, less allowances for doubtful accounts and contractual
        adjustments of $13,515................................................................            14,105
        Inventory.............................................................................             1,559
        Income taxes receivable...............................................................               807
            Deferred income tax...............................................................                99
        Other current assets..................................................................               429
                                                                                                          ------
           Total current assets...............................................................            19,001

Furniture, equipment and capital leases, net..................................................             5,391
Goodwill, net of accumulated amortization of $170.............................................             1,563
Other assets..................................................................................               447
                                                                                                          ------
           Total assets.......................................................................$           26,402
                                                                                                          ======

LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
        Current maturities of long-term debt and capital leases...............................$           10,103
        Accounts payable......................................................................             7,612
        Accrued liabilities...................................................................             1,359
        Accrued compensation and benefits.....................................................             1,640
                                                                                                          ------
           Total current liabilities..........................................................            20,714

Long-term debt and capital leases.............................................................             2,131

Minority interest in equity and earnings of consolidated subsidiaries.........................             2,722

Commitments and contingencies (Note 11)

Redeemable Stock:
     Class A Stock, $1 par value                                                                           1,093
        Authorized, issued, and outstanding shares - 1,061....................................
     Class B Stock, convertible, $1.27 par value
        Authorized shares - 398; issued and outstanding - 312.................................               472
                                                                                                          ------
           Total redeemable stock.............................................................             1,565
                                                                                                          ------

Stockholders' Deficit:
     Common Stock, $.0127 par value
        Authorized shares - 13,000; issued and outstanding - 1,695............................                21
     Common stock warrants exercisable........................................................                28
     Paid in capital..........................................................................             3,320
     Accumulated deficit......................................................................            (4,040)
     Notes receivable from sale of stock......................................................               (59)
                                                                                                          ------
           Total stockholders' deficit........................................................              (730)

           Total liabilities, redeemable stock and stockholders' deficit......................$           26,402

                                                                                                          ======

   The accompanying notes are an integral part of these financial statements.

                  SIGNATURE HOME CARE , INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)



Net revenues..................................................................$           59,482

Cost of sales.................................................................           (34,179)
                                                                                         -------
           Gross profit.......................................................            25,303

Operating expenses:
        General and administrative............................................           (27,105)
        Provision for doubtful accounts.......................................            (4,635)
                                                                                         -------

           Total operating expenses...........................................           (31,740)
                                                                                         -------

              Loss from operations............................................            (6,437)

Other income (expense):
        Interest expense......................................................              (595)
        Interest income.......................................................                 7
                                                                                         -------

           Other income (expense), net........................................              (588)
                                                                                         -------

              Loss before minority interest and income taxes..................            (7,025)

Minority interest.............................................................               945
                                                                                         -------

              Loss before income taxes........................................            (6,080)

Benefit from income taxes.....................................................                60
                                                                                         -------

              Net loss........................................................$           (6,020)
                                                                                         =======





   The accompanying notes are an integral part of these financial statements.

                   SIGNATURE HOME CARE, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CHANGES IN REDEEMABLE STOCK
                       AND STOCKHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)






                                               REDEEMABLE STOCK
                                               ----------------
                                       CLASS A              CLASS B            COMMON
                                        STOCK                STOCK             STOCK
                                        -----                -----             -----

                                                                                                COMMON                   RETAINED
                                                                                                 STOCK        PAID IN    EARNINGS
                                    SHARES   AMOUNT    SHARES    AMOUNT    SHARES   AMOUNT     WARRANTS       CAPITAL    (DEFICIT)
                                   -------  --------  --------  --------  --------  -------    --------     ----------  -----------
Balance at December 31, 1994......   1,061  $1,194        312     $448      1,681     $21            $28       $3,262    $2,068

Net loss..........................                                                                                       (6,020)

Accrual of cumulative dividends on
 Class A and Class B stock........              64                  24                                                      (88)
Distribution of dividends on
 Class A stock....................            (165)
Exercise of common stock options..                                             14      --                          58
                                  --------------------------------------------------------------------------------------------------
Balance at December 31, 1995......   1,061  $1,093        312     $472      1,695     $21            $28       $3,320   $(4,040)
                                  ==================================================================================================


   The accompanying notes are an integral part of these financial statements.

                   SIGNATURE HOME CARE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................................................................             $(6,020)
     Adjustments reconciling net loss to net cash used in operating activities:
        Depreciation and amortization................................................               1,374
        Minority interest............................................................                (945)
        Interest income on stock loans...............................................                  (7)
        Change in current assets and liabilities (net of acquisitions):
           Accounts receivable (net).................................................                  41
           Inventory.................................................................                 (66)
           Income taxes receivable...................................................                (807)
           Deferred income tax ......................................................                 561
           Other current assets......................................................                 472
           Other assets..............................................................                 (61)
           Accounts payable, accrued liabilities and accrued compensation and
           benefits..................................................................               2,339
           Income taxes payable......................................................                (198)
                                                                                       ------------------

           Net cash used in operating activities ....................................              (3,317)
                                                                                       ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Investment in furniture and equipment........................................              (3,385)
        Receipts on notes receivable from sale of stock..............................                  30
                                                                                       ------------------

           Net cash used in investing activities.....................................              (3,355)
                                                                                       ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from the exercise of common stock options...........................                  37
        Payment of dividends.........................................................                (165)
        Proceeds from debt...........................................................              11,736
        Payment of debt..............................................................              (4,100)
                                                                                       ------------------

           Net cash provided by financing activities.................................               7,508
                                                                                       ------------------

              Net increase in cash and cash equivalents..............................                 836

Cash and cash equivalents at beginning of year.......................................                  53
                                                                                       ------------------

Cash and cash equivalents at end of year.............................................  $              889
                                                                                       ==================

Supplemental  disclosure of cash flow  information  on cash paid during the year for:
        Income taxes.................................................................  $              567
        Interest.....................................................................  $              500

Supplemental disclosures of non-cash investing and financing activities:
        Capital leases entered into to acquire equipment.............................  $            2,080
        Common stock options vested..................................................  $               21

   The accompanying notes are an integral part of these financial statements.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1. ORGANIZATION AND NATURE OF BUSINESS

     Signature Home Care, Inc. (formerly, SHCG Holdings, Inc.) (the Company or Signature) was organized as a Delaware corporation on May 18, 1992. On May 20, 1992, the Company acquired 100% of Signature Home Care Group, Inc.
     (SHCG) from VHA Enterprises, Inc. (the Seller) pursuant to a Stock Purchase Agreement (the Acquisition Agreement). The Seller is an affiliate of
     Voluntary Hospitals of America, Inc. (VHA). Under the terms of the Acquisition Agreement, the Company acquired all outstanding stock of SHCG and received a commitment from the Seller and VHA that neither will compete with SHCG for a five-year period.

     Effective September 1, 1993, the Company acquired a 51% interest in SHC of Arizona and SHC Services of Arizona, ("the Arizona Subsidiaries"), the home care business units affiliated with Samaritan Health System based in Phoenix, Arizona. In addition to its 51% ownership, the Company controls the Arizona Subsidiaries via the terms of management agreements between one of the Company's wholly-owned subsidiaries and each of the Arizona Subsidiaries.

     NATURE OF BUSINESS

     The Company provides home health care services including conventional nursing and therapy services, home infusion therapy, and rental and sale of respiratory and durable medical equipment in Arizona, Florida, Georgia, Kansas, Missouri, New Jersey, and Texas. The Company also provides management services to home health care providers. Operating revenues are derived from the Medicare and Medicaid programs and from private sources.


 2. SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION

     The consolidated  financial  statements include the accounts of the Company
     and  its   majority-owned   subsidiaries.   All  significant   intercompany
     transactions and accounts have been eliminated.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

    REVENUE RECOGNITION

    Revenue is recognized when the service and related products are provided to patients. Revenue is recognized net of discounts provided under arrangements with third party payors (insurance companies, Medicare and Medicaid).

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

    Cash equivalents are subject to potential concentrations of credit risk. The Company attempts to lessen that risk by investing only at financial institutions having a debt rating of at least A. At December 31, 1995, the majority of the Company's cash equivalents were held at one such financial institution.

    ACCOUNTS RECEIVABLE

    Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients, payors, and management contracts and by the geographic dispersion of the Company's home health care operations. The largest concentration of the Company's operations are in Arizona and Texas. Net accounts receivable consists primarily of amounts due from the following payors at December 31:


     Medicare and Medicaid.........................................   50%
     Commercial insurance companies and managed care companies.....   45%
     Private payors................................................    5%
                                                                -----
                                                                100%

    The Company  continually  monitors  its  estimated  allowances  for doubtful
    accounts  and  contractual   adjustments  based  on  historical  experience,
    collection trends and other factors.

    INVENTORY

    Inventory consisting of pharmaceuticals and other supplies necessary for the delivery of home healthcare services (excluding durable medical equipment) is stated at the lower of cost (determined by the first-in, first-out method) or market.

    FURNITURE AND EQUIPMENT

    Furniture, equipment and capital leases (including durable medical equipment) are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets including medical equipment, which range from five to fifteen years.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

    ORGANIZATION COSTS

    Costs associated with the formation of the Company are capitalized and reported as other assets. These costs are amortized using the straight-line method over a five-year period.

    GOODWILL

    The excess of aggregate purchase price over the fair value of net assets of businesses acquired is recorded as goodwill. Goodwill is amortized over 20 years using the straight-line method. If events or changes in circumstances indicate the carrying amount of goodwill and related assets may not be recoverable, the Company will evaluate the assets for possible impairment. The Company assesses impairment based on anticipated net future cash flows (undiscounted and without interest charges). If the sum of expected net future cash flows is less than the carrying amount of the assets, the assets will be written down to fair value.

    Minority Interest

    The original equity investment and subsequent interest in earnings of minority owners is presented as minority interest in equity and earnings of consolidated subsidiaries.

    INCOME TAXES

    The Company provides for deferred taxes using the asset and liability approach. This method considers the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. The Company's principal differences relate to the availability of unused net operating loss carryforwards and the timing of deductibility of reserves for contractual adjustments and doubtful accounts.


 3. ESTIMATED THIRD PARTY SETTLEMENTS

    Final determination of amounts earned under cost-reimbursement programs is subject to review by appropriate governmental authorities or their agents. In addition to the Company's ongoing operations, the Company has responsibility for such reviews at certain former operations.

 4. ACQUISITIONS

    Effective January 1, 1994, the Company issued 124,292 shares of its common stock to increase its interest to 80% in Signature Home Care of New Jersey, Inc., a New Jersey general partnership owned by the Company, VHA of New Jersey, Inc. and three subsidiaries of three hospitals. The acquisition of the additional interest was accounted for as a purchase resulting in goodwill of $428,773. The acquisition agreement provides for additional cash consideration of $205,664

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

    which is contingent upon specified events. The Company paid $102,832 of this additional consideration during 1995; the remaining balance of $102,832 is included in accrued liabilities as of December 31, 1995.

    The shares of common stock issued as part of this acquisition are redeemable for cash at the shareholders' option, given the occurrence or nonoccurrence of certain events. Management anticipates that such option will exist for these shareholders during 1996. As such, these shares are included in redeemable common stock at December 31, 1995.


 5. FURNITURE, EQUIPMENT AND CAPITAL LEASES

    The components of furniture, equipment and capital leases at December 31, 1995 are as follows (in thousands):

          FURNITURE AND EQUIPMENT:

            Furniture and fixtures.................................................$             1,400
            Medical equipment......................................................              2,414
            Computer equipment.....................................................                507
            Other equipment........................................................                159

          CAPITAL LEASES:

            Medical equipment......................................................              2,794
            Other equipment........................................................                755
                                                                                   -------------------
            Furniture, equipment and capital leases at cost........................              8,029
            Accumulated depreciation and amortization..............................             (2,638)
                                                                                   -------------------
            Net furniture, equipment and capital leases............................$             5,391
                                                                                   ===================


    During 1995, the Company reevaluated the useful lives of its fixed assets. Based on this reevaluation, the Company determined that useful lives should range between five and fifteen years depending on the asset, rather than the three to five year lives used in previous periods. This change in estimate resulted in depreciation expense for the year ended December 31, 1995 which is $314,000 lower than that calculated using the previous useful lives.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES


6.  NOTES PAYABLE AND LONG-TERM DEBT

    Subordinated notes payable and long-term debt at December 31, 1995 consist of the following (in thousands):

    Note payable to Provider Funding Corporation dated December 8, 1995,
    secured by accounts receivable (a).........................................................       $   8,036

    Subordinated note payable to Samaritan Health Systems (owned by SHC Services of Arizona)  dated  March 17, 1995  payable in  semiannual  installments  of
    $162,500, at prime beginning on July 1, 1995 through
    January 1, 1999 (b)........................................................................           1,300

    Subordinated notes payable to related parties payable on December 31,
    1996, at 8.75% per annum (c)...............................................................             575

    Capital leases.............................................................................           2,323
                                                                                                ---------------
                                                                                                         12,234
         Less current portion..................................................................         (10,103)
                                                                                                ---------------
                                                                                                $         2,131
                                                                                                ===============

(a) On December 8, 1995 the Company entered into an agreement with a newly formed, wholly-owned subsidiary, Signature Receivables Corporation (SRC) whereby substantially all of the Company's health care receivables were sold to SRC (the Sales Agreement). In addition, the Sales Agreement provides for weekly sales of the Company's receivables generated after December 8, 1995 to SRC. The receivables are sold to SRC at their estimated net realizable value less a discount of 3%. SRC's business consists solely of the purchase of receivables from the Company. SRC is a separate corporate entity with its own creditors, which upon its liquidation will be entitled to be satisfied out of SRC's assets prior to any value in the Company or any other corporation becoming available to SRC's equity holders.

     Concurrent with the sale, SRC entered into a Loan and Servicing Agreement (the Loan Agreement) with Provider Funding Corporation (PFC), a subsidiary of John Alden Asset Management Company. The Loan Agreement, as amended, provides that PFC will advance SRC, on a revolving basis, an amount not to exceed 80% of the net realizable value of the receivables purchased from the Company or $12 million, whichever is lower. These advances are repaid as cash collections on the receivables securing the advances are received. The remaining 20% of the receivables for which no advance is made are maintained in a mandatory reserve account by PFC. Interest accrues at a rate of 8.8% per annum on the outstanding balance of the loan and the balance of the mandatory reserve. The Loan Agreement terminates on December 8, 1998.

     As of December 31, 1995, SRC had purchased health care receivables with an estimated net realizable value of $10,044,980. Advances to SRC through this date totaled $8,035,984. Accrued interest and administrative fees were $43,490 which results in an outstanding loan balance of $8,079,474 at December 31, 1995.

     Accounts receivable from lender of approximately $1.1 million represent cash receipts provided to PFC that had not been applied to the outstanding loan at December 31, 1995. In addition, the Company's cash balance includes approximately $900,000 in cash restricted to repayment of the Loan Agreement.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES


     The Company used the proceeds from the Sale and Loan Agreements to repay its existing revolving line of credit and two subordinated notes payable to VHA. Remaining proceeds were used to pay general corporate expenses.

(b) The Company has not made any of the scheduled payments under this note as the terms are currently being renegotiated. Management does not anticipate that Samaritan Health Systems will accelerate payment on the loan.

(c) The notes bear interest at prime plus 1% from May 1, 1994 through April 30, 1995; prime plus 1-1/2% from May 1, 1995 through April 30, 1996 and prime plus 2% from May 1, 1996 through April 30, 1997.

    Maturities of long-term debt, excluding capital leases, are as follows (in thousands):


         1996..................................................  $    488
         1997..................................................       325
         1998..................................................       325
         1999..................................................       162
                                                               ----------
                                                                 $  1,300
                                                               ==========


    The Company has noncancelable capital leases on a substantial amount of medical equipment and other equipment. The approximate rental commitments on the future minimum capital leases beginning January 1, 1996 are as follows (in thousands):


         1996..................................................$    1,144
         1997..................................................     1,034
         1998..................................................       438
         1999..................................................        58
         2000..................................................         1
                                                               ----------
         Total minimum lease payments..........................     2,675
         Less: amount representing interest....................       352
                                                               ----------
         Present value of net minimum lease payments...........     2,323
         Less: Current maturities..............................     1,005
                                                               ----------
         Long-term obligation..................................$    1,318
                                                               ==========


7.  STOCKHOLDERS' EQUITY

    As conditions to the initial investment in the Company, the stockholders entered into a stockholders' agreement, a registration rights agreement, and a stock purchase agreement (the Agreements). The Agreements, among other things, establish the composition of the Company's board of directors, limit the manner and terms by which ownership of Company stock may be transferred, and grant certain rights relative to the ownership of Company stock.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

    CLASS A STOCK

    The Class A stock is mandatorily redeemable by July 1, 2000 at a per share redemption price of face value plus cumulative dividends calculated at 10% per annum through December 1, 1992 and 6% thereafter. At December 31, 1995, unpaid cumulative dividends of $31,840 were included in the stock value.

    CLASS B STOCK

    The Class B stock is mandatorily redeemable 30 days following the redemption of the Class A stock. The per share redemption price is at face value plus cumulative dividends calculated at 9% per annum through December 1, 1992 and 6% thereafter. The Class B stock is convertible, at the option of the holder, into the Company's Common Stock at a ratio of 0.7 shares of Common Stock to 1 share of Class B stock. The Company has reserved 218,701 shares of Common Stock for conversion of Class B stock. At December 31, 1995, unpaid cumulative dividends of $73,630 were included in the stock value.

    The holders of Class A Stock, Class B Stock, and Common Stock have equal voting rights and vote together as a single class. Upon redemption of the Class A Stock, the Class B Stock will no longer have voting rights.

    COMMON STOCK WARRANTS EXERCISABLE

    During 1994 the Company granted warrants to purchase 17,905 shares of Common Stock at a price equal to $4.59 per share to a vendor who provides double clinical monitoring of Signature patients who receive total parenteral nutrition services. The warrants, which vested immediately upon issuance, were measured at their fair value on the date issued ($1.55 per option) for a total value of $27,752. These warrants expire on July 14, 1999.

 8. 1992 OPTION AND RESTRICTED STOCK PLAN

    On May 19, 1992, the Company adopted the 1992 Option and Restricted Stock Plan (the Plan), pursuant to which the Company can grant shares of the Company's Common Stock (Restricted Stock Grants), incentive options to acquire the Company's Common Stock, and options to acquire the Company's Common Stock to employees, consultants, or directors of the Company. The Company has reserved 1,061,332 shares of its Common Stock for issuance under the Plan.

    Options granted under the Plan have various vesting periods as determined by the date of grant, and are exercisable for a period of up to nine years from the date of grant, after which they expire. During 1995, options for 13,737 shares vested and were immediately exercised. The value of the options vested was $1.55 per share, and the exercise price was $36,991. The exercise price of options outstanding at December 31, 1995 equaled or exceeded the fair market value of the Company's stock as of that date.

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES


    Common Stock issued pursuant to Restricted Stock Grants made under the Plan is restricted as to transfer prior to vesting. Vesting periods will be determined individually for each grant. Upon termination, unvested Restricted Stock Grants are subject to repurchase by the Company. The Company has made Restricted Stock Grants for 232,509 shares of Common Stock, all of which vested during 1992. The Common Stock which vested during 1992 is reflected in the consolidated balance sheet as outstanding and is further restricted as to transfer until May 20, 1996. Individuals who received these grants were required to enter into the Stockholder Agreement.

 9. RETIREMENT PLAN

    In May 1992, the Company adopted a defined contribution plan whereby eligible employees may contribute up to 15% of their compensation. During 1995, the Company's matching contribution was 50% of the employee's contribution (up to 6% of compensation) for contributions of $187,000.

10. INCOME TAXES

    The benefit from income taxes consists of the following (in thousands):

          Current:
                  Federal..........................................$            (647)
                  State and local...................................              13
          Deferred:
                  Federal...........................................             515
                  State.............................................              59
                                                                        ------------
          Benefit from income taxes................................$             (60)
                                                                        ============

    A reconciliation of the tax effect of the differences between the benefit from federal income taxes based upon the statutory income tax rate of 34% and the effective tax rate is as follows (in thousands):


          Federal income tax benefit at 34%.........................$     (2,045)
          State and local taxes, net................................        (151)
          Change in valuation allowance.............................       1,939
          Reconciliation of tax provision to tax return.............         142
          Other.....................................................          55
                                                                     -----------
          Benefit from income tax ..................................$        (60)
                                                                     ===========


                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

    DEFERRED TAXES

    The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset for 1995 were as follows (in thousands):


          Accounts Receivable Reserves.............................$           319
          Net Operating Loss Carryforwards.........................          2,572
          Furniture & Equipment....................................             23
                                                                   ---------------
          Gross Deferred Tax Asset.................................          2,914
          Valuation Allowance......................................         (2,595)
                                                                   ---------------
                                                                               319
          Intangible Assets........................................            220)
                                                                   ---------------
                                                                   $            99
                                                                   ===============


    Prior to its acquisition by the Company, SHCG accumulated unused net operating loss (NOL) carryforwards of approximately $5 million expiring at various dates from 1999 to 2006. The acquisition of SHCG by the Company produced an "ownership change" under section 382 of the Internal Revenue Code of 1986, as amended. Section 382 subjects the use of the NOL carryforwards to certain limitations. While the total amount of Signature's NOL carryforwards remain unchanged, the amount of preacquisition NOL carryforwards available to offset income earned by Signature during each taxable year is limited to approximately $107,000 annually.

    In 1995, the Company generated a net operating loss carryforward, after considering loss carrybacks of approximately $2 million, of approximately $5.5 million which will expire if unutilized in 2010.

    A valuation allowance has been provided for the full amount of the tax benefit of the Company's loss carryforwards since it is undetermined whether such benefits will be realized. The change in the valuation allowance relates primarily to such tax loss carryforwards.


11. COMMITMENTS AND CONTINGENCIES

    PROFESSIONAL LIABILITY RISKS

    As is typical in the healthcare industry, the Company is subject to claims and legal actions by patients in the ordinary course of business. The Company maintains medical malpractice coverage with liability limits of $1,000,000 per claim and $3,000,000 in the aggregate.

    OPERATING LEASES

    The Company has noncancelable operating leases on substantially all of its office equipment and office space for its corporate and field locations. The approximate rental commitments on the future minimum operating leases beginning January 1, 1996 are as follows (in thousands):

                            SIGNATURE HOME CARE, INC.
                                AND SUBSIDIARIES

          1996...............................................$            1,776
          1997...............................................             1,680
          1998...............................................             1,144
          1999...............................................               601
          2000...............................................               584
                                                             ------------------
                                                             $            5,785
                                                             ==================

    Rental expense of $1,579,131 was incurred for the year ended December 31, 1995.


12.  RELATED PARTY TRANSACTIONS

    During the year ended December 31, 1995 the Company paid its directors consulting and directors fees of $334,000.

    Notes receivable from certain directors and stockholders for the purchase of stock bear interest at 6.5% and are due July 1, 2000. The notes are secured by the stock purchased. During 1995, $30,000 of the notes receivable were repaid by certain directors, resulting in the notes receivable balance of $59,000 at December 31, 1995. Interest income from these notes was $4,675 for the year ended December 31, 1995.

    During the year ended December 31, 1995, the Company held notes payable to certain directors (see note 6). The Company incurred $8,100 in interest expense related to these agreements during the year ended December 31, 1995.

    During the first quarter of 1996, the Company entered into separate arrangements with two directors whereby the directors loaned the Company $250,000 each. These notes accrue interest at 8.75% per annum and are due December 31, 1996.

13.  LIQUIDITY AND CHANGE IN OWNERSHIP

    As of December 31, 1995 the Company had a working capital deficit of $1,713,000, and a stockholders' deficit of $730,000. For the year ended December 31, 1995 the Company had a loss from operations of $6,437,000. Due to the financial condition and operation results of the Company, the Company sought additional capital or a merger partner. On September 25, 1996 Integrated Health Services, Inc. acquired all of the outstanding stock of the Company. The total purchase price was $9,200,000.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following pro forma condensed financial information gives effect to (i) the sale by the Company of its pharmacy division in July 1996 (the "Pharmacy Sale"), (ii) the sale of a majority interest in its assisted living services subsidiary in October 1996 (the "ILC Offering") and (iii) the acquisition of (a) Vintage Health Care Center, a skilled nursing and assisted living facility, in January 1996 (the "Vintage Acquisition"), (b) Rehab Management Systems, Inc., an outpatient rehabilitation company in March 1996 (the "RMS Acquisition"), (c) Hospice of the Great Lakes, Inc., a hospice company, in May 1996 (the "Hospice Acquisition"), (d) J.R. Rehab Associates, Inc. an inpatient and outpatient rehabilitation center, in August 1996 (the "J.R. Rehab Acquisition"), (e)
Extendicare of Tennessee, Inc., a home health company, in August 1996 (the "Extendicare Acquisition"), (f) Edgewater Home Infusion Services, Inc., a home infusion company, in August 1996 (the "Edgewater Acquisition"), (g) Century Home Services, Inc., a home health services company, in September 1996 (the "Century Acquisition"), and (h) Signature Home Care, Inc., a home health company, in September 1996 (the "Signature Acquisition").

     The pro forma balance sheet at September 30, 1996 was prepared as if the ILC Offering was consummated at September 30, 1996. The Pharmacy Sale, the Vintage Acquisition, the RMS Acquisition, the Hospice Acquisition, the J.R. Rehab Acquisition, the Extendicare Acquisition, the Edgewater Acquisition, the Century Acquisition and the Signature Acquisition were all consummated prior to September 30, 1996 and are therefore reflected in the actual September 30, 1996 balance sheet. The pro forma statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 were prepared as if (i) the Pharmacy Sale, (ii) the ILC Offering, (iii) the Vintage Acquisition,
(iv) the RMS Acquisition, (v) the Hospice Acquisition, (vi) the J.R. Rehab Acquisition, (vii) the Extendicare Acquisition, (viii) the Edgewater Acquisition, (ix) the Century Acquisition, and (x) the Signature Acquisition were consummated on January 1, 1995.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial information set forth below is not necessarily indicative of the Company's financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained by the Company in the future.

                        INTEGRATED HEALTH SERVICES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1996


                                                              Actual
                                                              ------
                                                                                    ILC                 Pro Forma
                                                               IHS              Adjustment             Consolidated
                                                               ---              ----------             ------------
     Assets                                                                 Increase/(Decrease)
Current Assets:
     Cash and cash equivalents                              $   41,127           $          (144)(a)     $     40,983
     Temporary investments                                       1,896                                          1,896
     Patient accounts and third-party payor settlements
       receivable, less allowance for doubtful receivables     261,563                      (280)(a)          261,283
     Supplies, inventories, prepaid expenses
       and other current assets                                 22,415                      (248)(a)           22,167
                                                            -----------    ----------------------    -----------------
               Total current assets                            327,001                      (672)             326,329
                                                            -----------    ----------------------    -----------------

Property, plant and equipment, net                             851,533                   (53,393)(a)          798,140
Intangible assets                                              330,167                                        330,167
Investments                                                     55,142                    24,772 (b)           79,914
Other assets                                                    93,342                    (5,918)(a)(c)        87,424
                                                            -----------    ----------------------     -----------------

               Total assets                                 $1,657,185           $       (35,211)        $  1,621,974
                                                            ===========    ======================    =================


     Liabilities and Stockholders' Equity
Current Liabilities:
     Current maturities of long-term debt                   $    3,612                                   $      3,612
     Accounts payable and accrued expenses                     207,880           $       (14,586)(a)          193,294
                                                            -----------    ----------------------    -----------------
               Total current liabilities                       211,492                   (14,586)             196,906
                                                            -----------    ----------------------    -----------------

Long-term Debt:
     Convertible  subordinated debentures                      258,750                                        258,750
     Other long-term debt less current maturities              596,152                   (17,851)(d)          578,301

                                                            -----------    ----------------------    -----------------
               Total long-term debt                            854,902                   (17,851)             837,051
                                                            -----------    ----------------------    -----------------

Other-long term liabilities
Deferred income taxes                                           55,797                                         55,797
Deferred gain on sale-leaseback transactions                     6,500                                          6,500
Stockholders' equity:
     Common stock, $0.001 par value.  Authorized
       150,000,000 shares                                           23                                             23
     Additional paid-in capital                                438,880                                        438,880
     Retained earnings                                          78,108                    (2,774)(e)           75,334
     Unrealized gain on available for sale securities           11,483                                         11,483
                                                            -----------    ----------------------   -----------------
               Net stockholders' equity                        528,494           $        (2,774)        $    525,720
                                                            -----------    ----------------------    -----------------

               Total liabilities and stockholders' equity   $1,657,185           $       (35,211)        $  1,621,974
                                                            ===========    ======================    =================

                        INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                              Actual                     Actual
                                                                  Pharmacy        ILC                      Century
                                                       IHS(1)    Adjustments   Adjustments    Century     Adjustments   Signature
                                                       ---       -----------   -----------    -------     -----------   ---------
Net revenues:
     Basic medical services                      $    296,468     $       0     $       0     $      0                  $      0
     Specialty medical services                       658,297       (52,331)(f)   (16,101)(f)   19,324                    50,155
     Management services and other                     33,953             0        (1,020)(f)        0                         0
     Gain on sale of assets                            34,298       (34,298)(g)         0            0                         0
                                                    ----------   -----------   -----------   ----------                 ---------
         Total revenues                             1,023,016       (86,629)      (17,121)      19,324                    50,155

Costs and expenses:
     Operating expenses                               787,510       (43,279)(f)   (12,453)(f)   18,681                    53,075
     Depreciation and amortization                     28,635        (1,785)(f)      (833)(f)       74       $   208 (i)     340
     Rent                                              53,980          (838)(f)    (1,885)(f)      447                     1,121
     Interest, net                                     46,033        (3,695)(h)      (932)(h)       12           118 (j)   1,383
                                                    ----------   -----------   -----------   ----------     --------    ---------
         Total costs and expenses                     916,158       (49,597)      (16,103)      19,214           326      55,919

         Earnings (loss) before equity in earnings    106,858       (37,032)       (1,018)         110          (326)     (5,764)
          of affiliates and income taxes

Equity in earnings of affiliates                        1,083             0             0            0                     1,032
                                                    ----------   -----------   -----------   ----------     --------    ---------

         Earnings (loss) before income taxes          107,941     $ (37,032)    $  (1,018)    $    110       $  (326)   $ (4,732)
                                                                 ===========   ===========   ==========     =========   =========

Federal and state income taxes                         62,353
                                                    ----------

         Earnings before extraordinary items           45,588

Extraordinary items                                     1,431
                                                    ----------

         Net Earnings                                $ 44,157
                                                    ==========
Per Common Share

         Earnings before extraordinary-primary      $   1.95

         Earnings before extraordinary-fully diluted    1.68


          Net Earnings-primary                          1.89

          Net Earnings-fully diluted                    1.64
                                                    ==========

Weighted Avg. Shares

          Primary                                     23,393

          Fully-diluted                               31,477
                                                    ==========




                                                                 Actual                     Actual
                                                Signature                    Edgewater
                                                Adjustments    Edgewater     Adjustments  Extendicare
                                                -----------    ---------     -----------  -----------
Net revenues:
     Basic medical services                                     $       0                  $        0
     Specialty medical services                                     5,552                       3,082
     Management services and other                                      0                           0
     Gain on sale of assets                                             0                           0
                                                               -----------                ------------
         Total revenues                                             5,552                       3,082

Costs and expenses:
     Operating expenses                                             4,783                       3,095
     Depreciation and amortization                $    304 (i)         19     $    119 (i)         12
     Rent                                                              24                          42
     Interest, net                                     236 (j)         45          347 (j)        194
                                                 ---------     -----------    --------    ------------
         Total costs and expenses                      540          4,871          466          3,343

         Earnings before equity in earnings of        (540)           681         (466)          (261)
         affiliates and income taxes

Equity in earnings of affiliates
                                                 ---------     -----------    --------    ------------

         Earnings before income taxes             $   (540)     $     681       $ (466)    $     (261)
                                                ==========     ===========    ========    ============

Federal and state income taxes


         Earnings before extraordinary

Extraordinary




                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                 Actual                     Actual      Hospice of      Actual                  Actual
Extendicare                 J.R. Rehab    Hospice of    Great Lakes                 RMS                      Vintage        Pro
Adjustments     J.R. Rehab  Adjustments   Great Lakes   Adjustments       RMS    Adjustments   Vintage      Adjustments    Forma
-----------     ----------  -----------   -----------   -----------       ---    -----------   -------      -----------    -----
                 $     0                   $       0                   $       0               $    292                  $  296,760
                   2,474                       2,608                       3,740                    174                     676,974
                       0                           0                           0                      3                      32,936
                       0                           0                           0                      0                           0
                ---------                 -----------                  ---------               ---------                -----------
                   2,474                       2,608                       3,740                    469                   1,006,670

                   2,036                       2,537                       3,495                    410                     819,890
$     30 (i)          29       $    45 (i)        15       $     74 (i)       52   $     68 (i)      24                      27,430
                      27                          23                          86                      0                      53,027
     148 (j)          10            85 (j)         2                          21         30 (j)      53            38 (j)    44,128
--------        ---------      -------    -----------      --------    ---------  ---------    ---------     --------   -----------

     178           2,102           130         2,577             74        3,654         98         487            38       944,475

    (178)            372          (130)           31            (74)          86        (98)        (18)          (38)       62,195


                                                                                                                              2,115
--------        ---------      -------    -----------     ----------   ---------  ---------    ---------    ---------   -----------


$   (178)       $    372       $ (130)     $      31      $     (74)    $     86   $    (98)    $   (18)     $   (38)       64,310
========        =========     ========    ===========     =========    =========  =========    =========    ========

                                                                                                                             24,759
                                                                                                                         -----------

                                                                                                                             39,551

                                                                                                                              1,431
                                                                                                                         -----------

                                                                                                                          $  38,120
                                                                                                                         ===========

                                                                                                                          $    1.66


                                                                                                                               1.47


                                                                                                                               1.60

                                                                                                                               1.43
                                                                                                                          ==========

                                                                                                                             23,831
                                                                                                                             31,915
                                                                                                                          ==========



                        INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                                                           Actual
                                                                                             Pharmacy              ILC
                                                                             IHS            Adjustments        Adjustments
                                                                          ---------         -----------        -----------

Net revenues:
      Basic medical services                                         $        368,569       $          0       $           0
      Specialty medical services                                              770,554            (73,566)(f)         (15,123)(f)
      Management services and other                                            39,765                  0              (1,146)
                                                                        --------------     --------------    ----------------
            Total revenues                                                  1,178,888            (73,566)            (16,269)

Costs and expenses:
      Operating expenses                                                      944,567            (63,082)(f)         (12,285)(f)
      Depreciation and amortization                                            39,961             (2,681)(f)            (414)(f)
      Rent                                                                     66,125             (1,227)(f)          (2,430)(f)
      Interest, net                                                            38,977             (6,798)(h)          (1,333)(h)
      Loss on impairment                                                      109,106                  0              (5,126)(f)
      Other non-recurring charges                                              23,854                  0                   0
                                                                        --------------     --------------    ----------------
            Total costs and expenses                                        1,222,590            (73,788)            (21,588)

            Earnings (loss) before equity in earnings of affiliates
            and income taxes                                                  (43,702)               222               5,319

Equity in earnings of affiliates                                                1,443                  0                   0
                                                                        --------------     --------------    ----------------

            Earnings (loss) before income taxes                               (42,259)      $        222      $        5,319
                                                                                           ==============    ================

Federal and state income taxes                                                (16,270)
                                                                        --------------

            Loss before extraordinary items                                   (25,989)

Extraordinary items                                                             1,013
                                                                        --------------

            Net Loss                                                   $      (27,002)
                                                                        ==============

Per Common Share

            Loss before extraordinary item - primary                            (1.21)

            Loss before extraordinary item - fully-diluted                      (1.21)


            Net loss - primary                                                  (1.26)

            Net loss - fully-diluted                                            (1.26)
                                                                        ==============


Weighted Average Shares

            Primary                                                            21,463
            Fully-diluted                                                      21,463
                                                                        ==============









                                                                   Actual                          Actual
                                                                                    Century
                                                                   Century         Adjustments    Signature
                                                                   -------         -----------    ---------

Net revenues:
      Basic medical services                                     $          0                     $       0
      Specialty medical services                                       30,592                        59,482
      Management services and other                                         0                             0
                                                                 -------------                   ------------
            Total revenues                                             30,592                        59,482

Costs and expenses:
      Operating expenses                                               29,616                        65,119
      Depreciation and amortization                                       125   $    293 (i)            961
      Rent                                                                889                             0
      Interest, net                                                       164        179 (j)            424
      Loss on impairment                                                    0                             0
      Other non-recurring charges                                           0                             0
                                                                 -------------  --------         ------------
            Total costs and expenses                                   30,794        472             66,504

            Earnings (loss) before equity in earnings of affiliates
            and income taxes                                             (202)      (472)            (7,022)

Equity in earnings of affiliates                                            0                           942
                                                                 -------------  --------         ------------

            Earnings (loss) before income taxes                  $       (202)  $   (472)         $  (6,080)
                                                                 =============  ========         ============

Federal and state income taxes


            Loss before extraordinary items

Extraordinary items


            Net Loss




                                                                                                       Actual
                                                                     Signature                       Edgewater          Actual
                                                                    Adjustments    Edgewater        Adjustments    Extendicare
                                                                    -----------    ---------        -----------     -------------
Net revenues:
      Basic medical services                                                    $            0                       $       0
      Specialty medical services                                                         6,874                           3,544
      Management services and other                                                          0                               0
                                                                                ---------------                     ------------
            Total revenues                                                               6,874                           3,544

Costs and expenses:
      Operating expenses                                                                 4,931                           3,429
      Depreciation and amortization                                 $  406 (i)              42     $  191 (i)               28
      Rent                                                                                  32                              70
      Interest, net                                                    338 (j)               5        596 (j)              262
      Loss on impairment                                                                     0                               0
      Other non-recurring charges                                                            0                               0
                                                                    ------      ---------------     ------          ------------
            Total costs and expenses                                   744               5,010        787                3,789

            Earnings (loss) before equity in earnings of affiliates
            and income taxes                                          (744)              1,864       (787)                (245)

Equity in earnings of affiliates
                                                                    -------     ---------------     ------          ------------

            Earnings (loss) before income taxes                     $ (744)     $        1,864     $ (787)           $    (245)
                                                                    =======     ===============     ======          ============

Federal and state income taxes


            Loss before extraordinary items

Extraordinary items


            Net Loss



                                                                                             Actual
                                                                          Extendicare                      J.R. Rehab
                                                                          Adjustments      J.R. Rehab     Adjustments
                                                                          -----------      ----------     -----------

Net revenues:
      Basic medical services                                                              $          0
      Specialty medical services                                                                 3,609
      Management services and other                                                                  0
                                                                                         -------------
            Total revenues                                                                       3,609

Costs and expenses:
      Operating expenses                                                                         3,393
      Depreciation and amortization                                      $      49 (i)              66       77 (i)
      Rent                                                                                          25
      Interest, net                                                            255 (j)              16      157 (j)
      Loss on impairment                                                                             0
      Other non-recurring charges                                                                    0
                                                                         ----------      -------------   -------
            Total costs and expenses                                           304               3,500      234

            Earnings (loss) before equity in earnings of affiliates
            and income taxes                                                  (304)                109     (234)

Equity in earnings of affiliates
                                                                         ----------      -------------   -------

            Earnings (loss) before income taxes                          $   (304)        $        109   $ (234)
                                                                         ==========      =============   ======

Federal and state income taxes


            Loss before extraordinary items

Extraordinary items


            Net Loss




                                                                     Actual          Hospice of          Actual
                                                                   Hospice of       Great Lakes                              RMS
                                                                   Great Lakes      Adjustments           RMS            Adjustments
                                                                   -----------      -----------           ---            -----------

Net revenues:
      Basic medical services                                      $            0                       $         0
      Specialty medical services                                           8,890                            13,272
      Management services and other                                            0                                 0
                                                                 ----------------                     -------------
            Total revenues                                                 8,890                            13,272

Costs and expenses:
      Operating expenses                                                   7,711                            12,220
      Depreciation and amortization                                           88    $    224 (i)               200         321 (i)
      Rent                                                                    50                               260
      Interest, net                                                            3                                81         149 (j)
      Loss on impairment                                                       0                                 0
      Other non-recurring charges                                              0                                 0
                                                                 ----------------   ----------        -------------     ----------
            Total costs and expenses                                       7,852         224                12,761         470

            Earnings (loss) before equity in earnings of affiliates
            and income taxes                                               1,038        (224)                  511        (470)

Equity in earnings of affiliates
                                                                 ----------------   ----------        -------------     ----------

            Earnings (loss) before income taxes                   $        1,038    $   (224)          $       511       $ (470)
                                                                 ================   ==========        =============     ==========

Federal and state income taxes


            Loss before extraordinary items

Extraordinary items


            Net Loss




                                                                          Actual
                                                                                                     Vintage             Pro
                                                                         Vintage                   Adjustments          Forma
                                                                         -------                   -----------        ---------
Net revenues:                                                           $
      Basic medical services                                                  3,505                               $    372,074
      Specialty medical services                                              2,086                                    810,214
      Management services and other                                              37                                     38,656
                                                                       -------------                              ------------
            Total revenues                                                    5,628                                  1,220,944

Costs and expenses:
      Operating expenses                                                      4,916                                  1,000,535
      Depreciation and amortization                                             294                                     40,231
      Rent                                                                        0                                     63,794
      Interest, net                                                             630              $     518 (i)          34,623
      Loss on impairment                                                          0                                    103,980
      Other non-recurring charges                                                 0                                     23,854
                                                                       -------------            ----------       -------------
            Total costs and expenses                                          5,840                    518           1,267,017

            Earnings (loss) before equity in earnings of affiliates                                                    (46,073)
            and income taxes                                                   (212)                  (518)

Equity in earnings of affiliates                                                                                         2,385
                                                                       -------------            ----------       -------------

            Earnings (loss) before income taxes                         $      (212)            $     (518)            (43,688)
                                                                       =============           ===========
                                                                                                                       (16,820)
Federal and state income taxes                                                                                   -------------

                                                                                                                       (26,868)
            Loss before extraordinary items
                                                                                                                         1,013
Extraordinary items                                                                                              -------------

                                                                                                                 $     (27,881)
            Net Loss                                                                                             =============


Per Common Share

            Loss before extraordinary items- primary                                                             $       (1.20)

            Loss before extraordinary items - fully-diluted                                                              (1.20)

            Net loss - primary                                                                                           (1.25)
            Net loss - fully-diluted                                                                                     (1.25)
                                                                                                                 ==============

Weighted Average Shares

            Primary                                                                                                     22,350
            Fully-diluted                                                                                               22,350
                                                                                                                 ==============


                       NOTES TO THE PRO FORMA ADJUSTMENTS

(1)  Includes  the results of operations  of (i) Vintage  from January 29, 1996,
     (ii) RMS from March 19, 1996, (iii) Hospice of the Great Lakes from May 1, 1996, (iv) J.R. Rehab from August 1, 1996, (v) Extendicare from August 12, 1996, (vi) Edgewater from August 19, 1996, (vii) Century from September 13, 1996 and (viii) Signature from September 25, 1996.

(a)  Represents actual carrying values of assets and liabilities sold.

(b)  Represents carryover basis in shares of ILC retained by the Company.

(c)  Represents loan repayment by ILC to the Company.

(d) Represents net proceeds from the ILC offering applied to reduce long-term debt.

(e)  Represents loss on sale of shares of ILC.

(f)  Represents actual revenues and expenses of divisions sold.

(g)  Represents gain on the sale of pharmacy division recorded in July 1996.

(h) Represents reduction of interest resulting from pay-down of debt based on the average interest rate of outstanding balances.

(i) Represents additional amortization relating to goodwill recorded as a result of the acquisition.

(j)  Represents   additional   interest  resulting  from  borrowings  under  the
     Company's revolving line of credit to fund acquisition.

                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                      INTEGRATED HEALTH SERVICES, INC.




Date: November 13, 1996                By   /s/  W. Bradley Bennett
                                          --------------------------------
                                           Name: W. Bradley Bennett
                                           Title:  Executive Vice President and
                                                   Chief Accounting Officer